As filed with the Securities and Exchange Commission on January 2, 2013

Registration No. 333-161301
Registration No. 333-149466
Registration No. 333-145204
Registration No. 333-118784
Registration No. 333-97749
Registration No. 333-92130
Registration No. 333-64312
Registration No. 333-96435
Registration No. 333-38373
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1
(333-161301, 333-149466, 333-145204, 333-118784, 333-97749, 333-92130, and 333-64312)
to
Form S-8

Post-Effective Amendment No. 2
(333-96435 and 333-38373)
to
Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pharmos Corporation
(Exact name of registrant as specified in its charter)

Nevada		36-3207413
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
99 Wood Avenue South, Suite 311 Islin, New Jersey 08830 (732) 452-9556
(Address, including zip code, and telephone number, including area code, of principal executive offices)

2009 Incentive Compensation Plan
Amended and Restated 2000 Stock Option Plan
2001 Employee Stock Purchase Plan
1997 Incentive and Non-Qualified Stock Option Plan
1992 Incentive and Non-Qualified Stock Option Plan
1992 Aviv Stock Option Plan
1997 Employees and Directors Warrants Plan

(Full title of the plan)
Eric W. Fangmann Pharmos Corporation 99 Wood Avenue South, Suite 311 Islin, New Jersey 08830 (732) 452-9556
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment on Form S-8 relates to the following registration statements (collectively, the “Prior Registration Statements”) of Pharmos Corporation (the “Company”):

Registration Statement No. 333-161301 (2009 Incentive Compensation Plan) originally filed with the SEC on August 12, 2009; and

Registration Statement No. 333-149466 (Amended and Restated 2000 Stock Option Plan) originally filed with the SEC on February 29, 2008; and

Registration Statement No. 333-145204 (Amended and Restated 2000 Stock Option Plan) originally filed with the SEC on August 7, 2007;  and

Registration Statement No. 333-118784 (Amended and Restated 2000 Stock Option Plan) originally filed with the SEC on September 3, 2004; and

Registration Statement No. 333-97749 (2000 Stock Option Plan) originally filed with the SEC on August 7, 2002; and

Registration Statement No. 333-92130 (2001 Employee Stock Purchase Plan) originally filed with the SEC on July 9, 2002; and

Registration Statement No. 333-64312 (2000 Stock Option Plan) originally filed with the SEC on June 29, 2001; and

Registration Statement No. 333-96435 (1997 Incentive and Non-Qualified Stock Option Plan) originally filed with the SEC on February 8, 2000; and

Registration Statement No. 333-38373 (1992 Incentive and Non-Qualified Stock Option Plan, 1992 Aviv Stock Option Plan, 1997 Employees and Directors Warrants Plan) originally filed with the SEC on October 21, 1997.

As previously announced, the Company intends to terminate or suspend its duty to file reports under the Securities Exchanges Act of 1934, as amended.  In connection therewith, and in accordance with the undertaking made by the Company in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Prior Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration the securities registered under the Prior Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized.

PHARMOS CORPORATION

Date: January 2, 2013	By:	/s/ Eric W. Fangmann
Eric W. Fangmann
Acting President and Acting Chief Financial Officer